Exhibit 23.2


                         CONSENT OF GRANT THORNTON, LLP

We consent to the incorporation by reference in this Registration Statement on Form S-8 and related prospectus(es) pertaining to the 1984 Employee Stock Purchase Plan, the Director Stock Option Plan and the 1983 Stock Option Plan of 3Com Corporation of our report dated November 4, 1996, included in 3Com Corporation's Annual Report on Form 10-K for the fiscal year ended May 31, 1998, with respect to the consolidated financial statements and schedule of U.S. Robotics Corporation and Subsidiaries for the year ended September 29, 1996 not included therein.


                                                        GRANT THORNTON, LLP

                                                    /s/ GRANT THORNTON, LLP


Chicago, Illinois
January 6, 1999